UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

SEQUENOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29101	77-0365889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 10, 2014, we held our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at which our stockholders (i) elected Kenneth F. Buechler, John A. Fazio, Harry F. Hixson, Jr., Myla Lai-Goldman, Richard A. Lerner, Ronald M. Lindsay, David Pendarvis, Charles P. Slacik and William Welch as directors to hold office until our annual meeting of stockholders in 2015, (ii) approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement, and (iii) ratified the selection by the Audit Committee of our Board of Directors (the “Audit Committee”) of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2014.

We had 116,392,957 shares of common stock outstanding and entitled to vote as of the close of business on April 14, 2014, the record date for the Annual Meeting. At the Annual Meeting, 95,480,239 shares of common stock were present in person or represented by proxy for the three proposals indicated above. The following sets forth detailed information regarding the results of the voting at the Annual Meeting:

Proposal 1: The election of Kenneth F. Buechler, John A. Fazio, Harry F. Hixson, Jr., Myla Lai-Goldman, Richard A. Lerner, Ronald M. Lindsay, David Pendarvis, Charles P. Slacik and William Welch as directors to hold office until our annual meeting of stockholders in 2015.

Director	Votes For	Votes Withheld	Broker Non-Votes
Kenneth F. Buechler	22,569,857	1,937,132	70,973,250
John A. Fazio	23,020,301	1,486,688	70,973,250
Harry F. Hixson, Jr.	21,477,730	3,029,259	70,973,250
Myla Lai-Goldman	23,025,490	1,481,499	70,973,250
Richard A. Lerner	22,565,257	1,941,732	70,973,250
Ronald M. Lindsay	21,643,265	2,863,724	70,973,250
David Pendarvis	23,045,923	1,461,066	70,973,250
Charles P. Slacik	22,814,527	1,692,462	70,973,250
William Welch	23,259,234	1,247,755	70,973,250

Proposal 2: To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement.

Votes For	21,007,729
Votes Against	3,071,493
Abstentions	427,767
Broker Non-Votes	70,973,250

Proposal 3: To ratify the selection by the Audit Committee of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2014.

Votes For	89,820,529
Votes Against	5,271,808
Abstentions	387,902
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Dated: June 11, 2014	By:	/s/ R. William Bowen
	Name:	R. William Bowen
	Title:	Senior Vice President and General Counsel